Exhibit 31.1

CERTIFICATE OF STUDENT LOAN FINANCE CORPORATION, AS SERVICER

Re:	Education Loans Incorporated

Student Loan Asset-Backed Notes, 2005-1 Indenture (Note Series 2005-1A and Series 2005-1B)

I, Norg Sanderson, President of Student Loan Finance Corporation, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report (the “Exchange Act Periodic Reports”), of Education Loans Incorporated (the “Registrant”);

2. Based on my knowledge, the information in the Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this report;

3. Based on my knowledge, the distribution information required to be provided by the Trustee and the servicing information required to be provided to the Trustee by the Servicer under the Indenture and the Servicing Agreement for the period covered by this report is included in the Exchange Act Periodic Reports;

4. I am responsible for reviewing the activities performed by the Servicer and, based on my knowledge and the compliance reviews conducted in preparing the annual servicer compliance statement included in this report, and except as disclosed in the Exchange Act Periodic Reports, the Servicer has fulfilled its obligations under the Indenture and the Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in accordance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreement, that is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them (i) in the Indenture, dated June 1, 2005 (the “Base Indenture”), between the Registrant and U. S. Bank National Association, as trustee (the “Trustee”), and the First Supplemental Indenture of Trust, dated as of June 1, 2005 (the “First Supplement” and, together with the Base Indenture, as supplemented, the “Indenture”), between the Registrant and the Trustee and (ii) in the Servicing and Administration Agreement, as amended, dated as of June 1, 2005 (the “Servicing Agreement”), among the Registrant, the Servicer and the Trustee.

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of March, 2006.

Name:	/s/ Norg Sanderson
Title:	President